HCSB Financial Corporation

Press Release

FOR IMMEDIATE RELEASE

May 3, 2016

Contact:

Jan H. Hollar

Chief Executive Officer

HCSB Financial Corporation/Horry County State Bank

(843) 716-6117

HCSB Financial Corporation Announces Follow-On Offering of Common Stock

Loris, South Carolina – HCSB Financial Corporation (the “Company”) announced today that it has filed a registration statement with the Securities and Exchange Commission for a follow-on offering to provide shareholders, employees, and others in the local community the opportunity to invest in the Company at the same price and on the same terms as its recently completed private offering. On April 11, 2016, the Company sold approximately 359,468,443 shares of common stock and 905,315.57 shares of a new series of convertible perpetual preferred stock, Series A, of HCSB Financial Corporation to certain institutional and other accredited investors, resulting in gross proceeds to the Company of approximately $45 million.

The Company will sell up to 23,384,301 shares of common stock in the follow-on offering at a price of $0.10 per share. The Company currently anticipates a minimum investment of $10,000 per investor, which it may waive in its sole discretion. The follow-on offering is not a rights offering, and the Company reserves the right to accept or reject subscriptions in whole or in part for any reason. The net proceeds from this follow-on public offering will be used for general corporate and operational purposes.

Once the registration statement is declared effective, investors will have 30 days to elect to participate in the follow-on offering. The follow-on offering will be made only by means of a prospectus, which may be obtained from the Company, when it is available, by contacting Denise Floyd, Senior Vice President, at HCSB Financial Corporation, P.O. Box 218, Loris, SC 29569, or dfloyd@horrycountystatebank.com or at (843) 716-6103.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements preceded by, followed by, or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of the Company’s management team and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will be achieved. Additional factors that could cause other Company’s results to differ materially from those described in the forward-looking statements can be found in the Company’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.